CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                                        Three Months Ended
                                                                            March 31,
                                                                 -------------------------------
                                                                    1997                  1996
                                                                 --------               --------

(A)   Net Income .............................................   $198,113               $177,144
                                                                 ========               ========

EARNINGS PER SHARE

Based on average common shares outstanding
------------------------------------------

(B)   Average shares outstanding..............................   211,276                219,512
                                                                 =======                =======

(A/B) Net income..............................................     $0.94                  $0.81
                                                                   =====                  =====

Based on average common and common
----------------------------------
equivalent shares outstanding
-----------------------------
Primary:
(C)   Average common equivalent shares........................     1,886                  2,481
                                                                   =====                  =====
(D)   Average common and common equivalent
         shares (B + C).......................................   213,162                221,993
                                                                 =======                =======
(A/D) Net income..............................................     $0.93 (1)              $0.80 (1)
                                                                   =====                  =====

Fully diluted:
(E)   Average common equivalent shares........................     1,886                  2,615
                                                                   =====                  =====
(F)   Average common and common equivalent
         shares (B + E).......................................   213,162                222,127
                                                                 =======                =======
(A/F) Net Income .............................................     $0.93 (1)              $0.80 (1)
                                                                   =====                  =====

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(1)   Dilution is less than 3%.